Exhibit 10.10

WARRANT AGREEMENT
Name of Participant: [PARTICIPANT NAME]
Total Number of Warrants: [# WARRANTS]
Grant Date: [GRANT DATE]
Vesting Commencement Date: [VESTING COMMENCEMENT DATE]
Exercise Price: [EXERCISE PRICE]
Expiration Date: [EXPIRATION DATE]
Enhanced Ltd, a Cayman Islands exempted company (including any successor thereto, the “Company”) hereby grants the Total Number of Warrants listed above (the “Award”) to the grantee named above (the “Participant”). Each warrant (a “Warrant”) will entitle the Participant to purchase one share of the Company’s Common Shares, par value US$0.00001 per share (“Shares”), subject to the terms set forth in this Warrant Agreement (together with Exhibit A and Exhibit B attached hereto, this “Agreement”). Exhibit A, which is attached and incorporated by reference, defines the terms used in this Agreement and sets forth certain operational rules related to those terms. Exhibit B, which is attached and incorporated by reference, includes certain additional terms applicable to the Award.
1.    Vesting of Warrants. [One-quarter (1/4) of the Total Number of Warrants will vest on the first anniversary of the Vesting Commencement Date, and 1/48th of the Total Number of Warrants will vest on the corresponding day of each month thereafter] [One-quarter (1/4) of the Total Number of Warrants will vest on the Grant Date, and 1/24th of the Total Number of Warrants will vest on the corresponding day of each month following the Vesting Commencement Date] [One-forty eighth (1/48th) of the Total Number of Warrants will vest on the corresponding day of each month following the Vesting Commencement Date] (and if there is no corresponding day, on the last day of such month) (each, a “Vesting Date”) so long as the Participant remains in the continued Service of the Company or one of its Subsidiaries through the applicable Vesting Date. Subject to Paragraph 3, the Participant will forfeit any unvested Warrants if the Participant does not remain in the continued Service of the Company or one of its Subsidiaries from the Grant Date through the applicable Vesting Date.
2.    Exercise of Warrants. The Participant may exercise the Warrants that become vested and exercisable by giving written notice to the Administrator (in a form acceptable to the Administrator) specifying the number of Shares to be acquired and providing payment of the full exercise price therefor in accordance with Section 3(c) of Exhibit B. Except as provided in Paragraph 3, such Warrants may not be exercised unless the Participant is in the Service of the Company or one of its Subsidiaries on the exercise date and remains in the continuous Service of the Company or one of its Subsidiaries from the Grant Date through the exercise date.

3.    Vesting and Exercise in the Event of a Qualifying Termination of Service. The Warrants shall be subject to the vesting and exercisability provisions set forth in Section 3(a) of Exhibit B.
4.    Shareholder Rights. The Participant will have no rights of a shareholder with respect to any Shares underlying the Warrants unless and until such Shares have been purchased and delivered in accordance with this Agreement.
5.    Acknowledgements. By signing below, the Participant acknowledges and agrees that:
(a)    The receipt of the Award will satisfy in full the Company’s obligation to grant any stock options or warrants to the Participant.
(b)    The Award is not granted under, or subject to the terms of, the Enhanced Ltd. Incentive Plan.
(c)    The Participant is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act.
If there are any questions regarding the foregoing, the Participant may contact [●] at [●].
6.    Additional Provisions.
(a)    Incorporation of Exhibit B. This Warrant Agreement will be subject to and governed by all of the terms and conditions set forth in Exhibit B, including, but not limited to, the clawback provisions set forth in Section 2(c) of Exhibit B, the dispute resolution provisions set forth in Section 10(c) of Exhibit B and the provisions regarding Section 409A set forth in Exhibit B, as applicable.
(b)    Taxes. The Participant will be solely responsible for all taxes associated with the Award and, unless otherwise required by law, no taxes will be withheld in connection with the Award.
(c)    Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect thereto.
(d)    No Right to Continued Service or Future Awards. The Award does not confer upon the Participant any right to continued Service with the Company or one of its Subsidiaries. In addition, the Award does not confer upon the Participant any right to future grants of Warrants.

ENHANCED LTD

By:
Name:
Title:

By executing this Agreement, the Participant hereby agrees to all of the terms and conditions set forth herein.

Dated:
Participant

EXHIBIT A
Definition of Terms
The following terms, when used in this Agreement, will have the meanings and be subject to the provisions set forth below:
“Administrator”: The Board, except that the Board may delegate its authority under the Plan to a committee of the Board (or one or more members of the Board), in which case references herein to the Board will refer to such committee (or members of the Board). The Board may delegate: (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; and (ii) to such employees of the Company or a Subsidiary or other Persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the Person or Persons so delegated to the extent of such delegation.
“Affiliate”: As applied to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person as of the date on which, or at any time during the period for which, the determination is being made. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.
“Board”: The Board of Directors of the Company.
“California Participant”: A Participant who is a resident of the State of California on the date of grant of the Award.
“Cause”: If the Participant is a party to a consulting or severance agreement with the Company or any of its Affiliates that contains a definition of “Cause,” the definition set forth in such agreement for so long as such agreement remains in effect. If the Participant is not a party to such an agreement, the term “Cause” means, with respect to the termination of the Participant’s Service, the occurrence of any one or more of the following events: (i) conviction of, or pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving fraud, dishonesty or moral turpitude; (ii) misconduct or any unlawful act which is or may be expected to be materially injurious or detrimental to the reputation or financial interests of the Company or its Affiliates; (iii) repeated failure to substantially perform his or her duties, as specified by the Company or any of its Affiliates, diligently and in a manner consistent with prudent business practice (other than failure resulting from incapacity due to mental or physical illness or injury or from any authorized time off or leave); (iv) material violation of, or failure or refusal to comply with, the written policies and procedures of the Company or its Affiliates (including any policy regarding engaging in any discriminatory or sexually harassing behavior, or other policies of general applicability relating to the conduct of consultants of the Company or its Affiliates); (v) attempted commission of, or participation in, a fraud or theft of property of the

Company or its Affiliates or any client of the Company or its Affiliates or falsification of documents of the Company or its Affiliates or dishonesty in their preparation; (vi) use of alcohol, illegal drugs, or illegal controlled substances that has a material adverse impact on the Participant’s performance of services for the Company or its Affiliates; (vii) breach of any material provision of any agreement with the Company or its Affiliates, including any non-competition, non-solicitation, non-disparagement or confidentiality provisions, or any other similar restrictive covenants to which the Participant is or may become a party with the Company or its Affiliates; (viii) commission of, or being subject to, a disqualifying event or condition described in Rule 506(d) of Regulation D of the Securities Act; or (ix) (1) obstruction, (2) attempts to influence, obstruct or impede, or (3) failure to materially cooperate with an investigation authorized by the Board or a self-regulatory organization (an “Investigation”), or the Participant’s withholding, removal, concealment, destruction, alteration or falsification of any material requested in connection with an Investigation, or attempt to do so or solicitation of another to do so.
“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Covered Transaction”: The occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of the Company’s Subsidiaries) for value, of 50% of more of the assets of the Company or its Subsidiaries on a consolidated basis; (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of Equity Securities of the Company) pursuant to which any Person acquires fifty percent (50%) or more of the Equity Securities of the Company (excluding for this purpose any incentive Equity Securities); or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (ii) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Disability”: If the Participant is a natural person and is a party to a consulting or severance agreement with the Company or any of its Affiliates that contains a definition of “Disability,” the definition set forth in such agreement will apply for so long as such agreement is in effect. If the Participant is a natural person and is not a party to such an agreement, “Disability” will mean a disability that would entitle the Participant to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates.
“Equity Securities”: Any share, equity interest or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, membership interests or units, interest in a joint venture, or certificate of interest in a business trust; or any security convertible, with or without consideration, into such a security or any other security carrying any warrant or right to subscribe to or purchase such a security, with or without consideration; or any such warrant or right (including debt securities convertible into or exchangeable for equity securities); or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so, and in any event includes any security having the attendant right to vote for directors or similar representatives.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Person”: Has the meaning given that term in Section 3(a)(9) of the Exchange Act.
“Section 409A”: Section 409A of the Code.
“Securities Act”: The Securities Act of 1933, as amended.
“Service”: The Participant’s service relationship with the Company or any of its Affiliates, so long as the Participant is in a position to make a contribution to the success of the Company and its Subsidiaries and is providing services on the date of grant of the Award to the Company or to a Subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is providing services in a capacity described in the immediately preceding sentence. If the Participant’s service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, the Participant’s Service will be deemed to have terminated when the entity ceases to be a Subsidiary of the Company unless the Participant transfers Service to the Company or one of its remaining Subsidiaries.
“Subsidiaries”: Means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares or equivalent ownership interests entitled to vote in the election of directors, managers, trustees or other members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) a majority of the ownership interests of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.
“Treasury Regulations”: The regulations promulgated under the Code by the U.S. Treasury Department, as amended.

EXHIBIT B
Additional Terms
The following terms will also apply to the Award:
1.    Administration.
(a)    General. The Administrator has discretionary authority, subject only to the express provisions of this Agreement, to, among other actions described in this Section 1, interpret this Agreement; determine, modify (unless otherwise provided in this Agreement) or waive the terms and conditions of the Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purpose of this Agreement. If not specified in this Agreement, the time at which the Administrator must or may make any determination shall be determined by the Administrator, and any such determination may thereafter be modified by the Administrator (subject to Section 6). The express grant of any specific power to the Administrator, and the taking of any action by the Administrator, shall not be construed as limiting any power or authority of the Administrator. Any determination of the Administrator under this Agreement may be made without notice or meeting of the Administrator by a writing signed by the Administrator or a majority of the Administrator’s members, if applicable.
(b)    Authority of the Administrator. The Administrator shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Agreement:
(i)    to exercise all of the powers granted to it, and make all determinations, under this Agreement;
(ii)    to determine and/or waive the terms and conditions of the Award, including the exercise price, vesting schedule, and conditions relating to vesting, exercise, and termination of the right to exercise;
(iii)    to determine and/or waive the restrictions or conditions related to the delivery, holding, and disposition of Shares acquired upon exercise of, or pursuant to, the Award;
(iv)    to adopt addenda pursuant to Section 9 or to modify the terms of this Agreement if the Participant is a foreign national or engaged from time to time outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate local laws or tax policy differences from the terms and conditions set forth in this Agreement to the extent necessary or appropriate to accommodate such differences;
(v)    to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Administrator may deem necessary or advisable to administer the Award, including without limitation to (i) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, if applicable, or waive or amend any vesting terms or (ii) reflect a change in the Participant’s circumstances (e.g., a change in position, duties or responsibilities);
(vi)    to construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in this Agreement and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Administrator that materially adversely affects the Award, (i) the Participant shall file a written claim with the Administrator for review, explaining the reasons for such claim and (ii) the Administrator’s decision must be written and must explain the decision; and
(vii)    to make all other decisions and determinations as may be required under the terms of this Agreement or as the Administrator may deem necessary or advisable for the administration of this Agreement.
The determination of the Administrator on all matters relating to this Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Administrator may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1 as it deems appropriate in its sole discretion in accordance with applicable law.
2.    Additional Provisions.
(a)    Award Provisions. By accepting the Award, the Participant shall be deemed to have agreed to the terms of the Award.
(b)    Transferability. Except as the Administrator expressly provides in accordance with the second sentence of this Section 2(b), the Award may not be transferred, sold, assigned, pledged, or otherwise encumbered by the Participant, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution. The Administrator may permit the Award to be transferred, subject to such limitations as the Administrator may impose. In no event will transfers to a Person that, directly or indirectly, provides services or financial or other support to a competitor of the Company be permitted. Notwithstanding any of the foregoing, if the Participant is a California Participant, the Warrants may be exercised only by the Participant during the Participant’s lifetime, except as transferred to a revocable trust or as permitted by Rule 701 of the Securities Act.
(c)    Right to Restrict; Clawback. To the extent permitted by applicable law and not prohibited by any U.S. federal, state or non-U.S. securities law exemption, if any, upon which the Company is relying with respect to the Award, the Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant (A) is not in compliance in all material respects with all applicable provisions of the Award agreement and the Plan, (B) takes any action that would constitute “Cause” under prong (vii) of the definition thereof, as set forth in Exhibit A or (C) otherwise has engaged in or engages in activity that is in conflict with or materially adverse to the interest of the Company or any of its Affiliates, including fraud or conduct causing any financial restatements or irregularities, as determined by the Administrator in good faith. In addition, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting or exercise, if applicable, of the Award, the sale or other transfer of the Award, or the sale of Shares acquired in respect of or pursuant to the Award, and upon demand by the Company therefore, must promptly repay such amounts to the Company. The Award will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Award be repaid to the Company after it has been distributed to the Participant.
(d)    Rights Limited. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant. The grant of the Award and delivery of Shares or cash thereunder is in consideration of services performed or to be performed for the Company by the Participant. The receipt of the Award or Shares or cash acquired upon exercise of, or pursuant to, the Award shall not be considered compensation for any other purpose under any other plan, including, without limitation, any qualified or nonqualified defined benefit and/or defined contribution retirement plans of the Company or any of its Affiliates.
(e)    Section 409A. The Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A, or (B) satisfies such requirements.
(f)    Certain Requirements of Corporate Law. The Award shall be granted and administered consistent with the requirements of applicable law relating to the issuance of securities and the consideration to be received therefor, and with the applicable requirements of the security exchanges or other trading systems on which the Shares are listed or entered for trading, in each case as determined by the Administrator.
(g)    Fair Market Value. In determining the fair market value of any Share under this Agreement, the Administrator shall make the determination in good faith, in a manner consistent with and intended to comply with the rules of Section 409A to the extent applicable.
3.    Rules Applicable to Warrants
(a)    Treatment on Cessation of Service. Unless the Administrator expressly provides otherwise, the following rules will apply if the Participant’s Service ceases:
(i)    Immediately upon the cessation of the Participant’s Service, each vested Warrant that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, except to the extent otherwise provided in (ii) below, and all Warrants that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(ii)    Subject to (iii) and (iv) below, all Warrants held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service, to the extent then vested and exercisable, will remain exercisable for the lesser of (A) three (3) months following the date of Service cessation and (B) the period ending on the latest date on which such Warrant could have been exercised without regard to this Section 3(a), and will thereupon immediately terminate.
(iii)    All Warrants held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service by reason of the Participant’s death or Disability (if applicable), to the extent then vested and exercisable, will remain vested and exercisable for the lesser of (A) twelve (12) months following the date of Service cessation and (B) the period ending on the latest date on which such Warrant could have been exercised without regard to this Section 3(a), and will thereupon immediately terminate.
(iv)    All Warrants (whether or not vested) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service will immediately terminate upon such cessation if the Administrator has determined in its sole discretion that such cessation of Service has resulted in connection with an act or failure to act constituting Cause (or the Participant’s Service could have been terminated for Cause (without regard to the lapsing of any required notice in connection therewith) at the time the Participant terminated Service).
(b)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, a vested Warrant will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate Person and accompanied by any payment required under the vested Warrant; provided, that such electronic notice must be actually received by the Administrator, and an undeliverable or bounce-back e-mail will not suffice as notice. If the vested Warrant is exercised by any Person other than the Participant, the Administrator may require satisfactory evidence that the Person exercising the vested Warrant has the right to do so. Further, the Administrator shall make appropriate adjustments to a Warrant as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Warrant.
(c)    Payment of Exercise Price. Where the exercise of a vested Warrant is to be accompanied by payment, payment of the exercise price shall be (A) by cash or check acceptable to the Administrator, (B) if so permitted by the Administrator in its sole discretion and if legally permissible, (i) by the Administrator holding back Shares otherwise deliverable upon exercise having a fair market value equal to the aggregate exercise price for the portion of the Award being exercised, (ii) through the delivery of unrestricted Shares that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the

Administrator may prescribe or (iii) at such time, if any, as the Shares are publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the Administrator or (D) by any combination of the foregoing forms of payment. No vested Warrant or portion thereof may be exercised unless, at the time of exercise, the fair market value of the Shares subject to such vested Warrant or portion thereof exceeds the exercise price for the vested Warrant or such portion. The delivery of Shares as payment of the exercise price under clause (B) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
4.    Effect of Certain Transactions.
(a)    Mergers, etc.. The Administrator shall, in good faith, determine the effect of a Covered Transaction on the Award, which determination may include, but is not limited to, taking the following actions:
(i)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity and subject to any requirements under applicable law, the Administrator may provide for the assumption or continuation of the Award or for the grant of new awards in substitution therefor by the acquiror or survivor or an Affiliate of the acquiror or survivor.
(ii)    Cash-Out of Award. If the Covered Transaction is one in which holders of Shares will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 4(a)(v) below the Administrator may (but is not required to) provide for payment (a “cash-out”), with respect to the Award (whether vested or unvested) or any portion thereof, equal to the excess, if any, of (A) the fair market value of one Share (as determined by the Administrator in its good faith discretion) times the number of Shares subject to the Warrant or such portion, over (B) the aggregate exercise price under the Warrant or such portion, on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines in its good faith discretion; provided, that the Administrator may not exercise its discretion under this Section 4(a)(ii), to the extent the Award provides for “nonqualified deferred compensation” subject to Section 409A, in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. Notwithstanding anything herein to the contrary, the Administrator shall be permitted to cancel unvested Warrants and/or out-of-the money Warrants (i.e., Warrants that have an aggregate exercise price that is equal to or exceeds the aggregate fair market value of the Shares underlying such Warrants) for no consideration without any action on the part of the Participant.
(iii)    Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 4(a)(v) below the Administrator may (but is not required to) provide that each Warrant will become fully exercisable prior to the Covered Transaction on a basis that gives the holder of such Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award, if applicable, to participate as a shareholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 4(a)(iii), if the Award is subject to Section 409A, would cause the Award to fail to satisfy the requirements of Section 409A, the Award may not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Shares and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 4, replicate the prior terms of the Award. Notwithstanding anything herein to the contrary, the Administrator shall not be required to accelerate the vesting of the Award and shall be permitted to cancel unvested Warrants and/or out-of-the money Warrants (i.e., Warrants that have an aggregate exercise price that is equal to or exceeds the aggregate fair market value of the Shares underlying such Warrants) for no consideration without any action on the part of the Participant.
(iv)    Termination of Awards Upon Consummation of Covered Transaction. The Award will terminate upon consummation of the Covered Transaction, other than the following: (A) if the Award is assumed pursuant to Section 4(a)(i) above; and (B) if the Award is converted pursuant to the proviso in Section 4(a)(iii) above into an ongoing right to receive payment other than in Shares.
(v)    Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 4(a)(ii) or Section 4(a)(iii) above with respect to the Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 4(a)(ii) above or the acceleration of exercisability of the Award under Section 4(a)(iii) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.
(b)    Changes in and Distributions With Respect to Shares.
(i)    Capitalization Changes. In the event of a share split, reverse share split, share dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares, (A) the numbers and class of Shares or other shares or securities covered by the Award, and (B) the exercise price of each Warrant, shall each be automatically proportionately adjusted. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the fair market value of a Share, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (A) the numbers and class of Shares or other shares or securities covered by the Award and (B) the exercise price of each Warrant, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided in this Agreement, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Award. If, by reason of a transaction described in this Section 4(b)(i) or an adjustment pursuant to this Section 4(b)(i), this Agreement covers additional or different shares or securities, then such additional or different shares, and this Agreement, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award prior to such adjustment.
(ii)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 4(b)(i) above to take into account distributions to shareholders other than those provided for in Section 4(a) and Section 4(b)(i) above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of this Agreement and to preserve the value of the Award, having due regard for the requirements of Section 409A, where applicable.
(iii)    Continuing Application of Agreement Terms. References in this Agreement to Shares will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 4.
5.    Legal Conditions on Delivery of Share. The Company will not be obligated to deliver any Shares pursuant to this Agreement or remove any restriction from Shares previously delivered under the Award until: (a) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (b) if the outstanding Shares are at the time of delivery listed on any security exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (c) all conditions of the Award have been satisfied or waived. If the sale of Shares has not been registered under the Securities Act, the Company may require, as a condition to the delivery of Shares upon exercise of, or pursuant to, the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates evidencing Shares issued under the Award bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions, unless the Company elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such Shares.
6.    Amendment. The Administrator may at any time or times amend the Award for any purpose which may at the time be permitted by law; provided, that except as otherwise expressly provided in this Agreement, no amendment shall be materially adverse to the Award.

In furtherance of the foregoing, the Administrator may, without shareholder approval, amend any outstanding Warrant to provide an exercise price per Share that is lower than the then-current exercise price per Share of such outstanding Warrant (but not lower than the exercise price at which a new Warrant of the same type could be granted on the date of such amendment). The Board may also, without shareholder approval, cancel the Award and grant in substitution therefor a new award covering the same or a different number of Shares, including a new Warrant having an exercise price per Share that is lower than the then-current exercise price per Share of such outstanding Warrant (but not lower than the exercise price at which a new Warrant of the same type could be granted on the date of such amendment). Any amendments to the Award will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.
7.    Other Compensation Arrangements. The grant of the Award will not in any way affect the Company’s right to award the Participant bonuses or other compensation in addition to the Award.
8.    Miscellaneous
(a)    Waiver of Jury Trial. By accepting the Award, the Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting the Award, the Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any Person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to the Participant or to the estate or beneficiary of the Participant or to any other holder of the Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of the Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Participant in connection with the Award or any plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
(c)    Additional Requirement to Provide Information to California Participants. If the Participant is a California Participant, to the extent required by applicable law, the Company shall provide to the Participant, not less frequently than annually, copies of annual financial statements (which need not be audited).

(d)    Shareholders Agreement; Investment Representations. Notwithstanding any other provision of this Agreement, prior to the date when the Shares become tradeable on an established security exchange, the Company shall not be required to issue or deliver any certificate for Shares under the Award until the Participant or any other person entitled to such Shares executes a shareholders’ agreement containing such terms and conditions as determined by the Board in its sole discretion. Such terms and conditions may include, among other things, (1) restrictions on the sale, assignment and transfer and pledge and encumbrance of such Shares, (2) provisions granting the Company the right and option to repurchase such Shares upon or after any date and/or event, (3) provisions granting the Company the right of first refusal to purchase such Shares in certain events, (4) drag along rights to the Company, and (5) any other rights for the benefit of the Company that the Board may deem necessary or desirable. The Administrator may require each person purchasing or receiving Shares pursuant to the Award to represent to and agree with the Company in writing prior to such purchase or issuance that such person is acquiring the Shares with investment intent and without a view to the distribution thereof.
(e)    Severability. If any of the provisions of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
9.    Addenda. The Administrator may approve such addenda to this Agreement as it may consider necessary or appropriate for the purpose of granting the Award to the Participant to accommodate differences in local laws or tax policy, which may deviate from the terms and conditions set forth in this Agreement. The terms of any such addenda will supersede the terms of this Agreement to the extent necessary to accommodate such differences but will not otherwise affect the terms of this Agreement as in effect for any other purpose.
10.    Governing Law
(a)    Certain Requirements of Corporate Law. The Award will be granted and administered consistent with the requirements of applicable laws of the Cayman Islands relating to the issuance of securities and the consideration to be received therefor.
(b)    Other Matters. Except as otherwise provided by the express terms of this Agreement or an addenda described in Section 9 above or as provided in Section 10(a) above, the provisions of the Award and all claims or disputes arising out of or based upon the Award or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the Cayman Islands without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting the Award, the Participant will be deemed to: (1) have submitted irrevocably and unconditionally to the jurisdiction of the courts located within the geographic boundaries of the Cayman Islands for the purpose of any suit, action or other proceeding arising out of or based upon the Award; (2) agree not to commence any suit, action or other proceeding arising out of or based upon the Award, except in the courts located within the geographic boundaries of the Cayman Islands; and (3) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he, she or it is not subject personally to the jurisdiction of the above-named courts that his, her or its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Award or the subject matter thereof may not be enforced in or by such court.